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                                                                   EXHIBIT 99.01



                                                  February 10, 1999


Heidrick & Struggles International, Inc.
233 South Wacker Drive, Suite 4200
Chicago, Illinois 60606-6303

Ladies and Gentlemen:

          I hereby consent to the references to my becoming a director of Heidrick & Struggles International, Inc. ("H&S") in the Registration Statement on Forms S-1 and S-4 of H&S, to be filed with Securities and Exchange Commission.

                                   Sincerely yours,



                                   /s/ David C. Anderson
                                   -------------------------
                                   David C. Anderson